As filed with the Securities and Exchange Commission on December 15, 2004

Registration Statement No. 333-100922

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No.1 to

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

TREND MICRO KABUSHIKI KAISHA

(Exact Name of Registrant as Specified in Its Charter)

TREND MICRO INCORPORATED

(Translation of Registrant’s name into English)

Japan	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Shinjuku MAYNDS Tower,

1-1, Yoyogi 2-chome

Shibuya-ku, Tokyo 151-0053, Japan

81-3-5334-3600

(Address of Principal Executive Offices)

TREND MICRO INCORPORATED

2001 INCENTIVE PLAN

(Full Title of the Plans)

Steve Ming-Jang Chang

c/o Trend Micro, Inc.

10101 N. DeAnza Blvd., Suite 400

Cupertino, California 95014

(408) 257-1000

(Name, Address and Telephone Number of Agent For Service)

EXPLANATORY NOTE

Trend Micro Incorporated (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 filed on November 1, 2002 (File No. 333-100922) to deregister shares of the Registrant’s common stock relating to warrants issued under the Trend Micro Incorporated 2001 Incentive Plan (the “2001 Plan”).

A total of 626,255 shares were registered under the Registration Statement.

Of the 626,255 shares relating to warrants issued under the 2001 Plan, 410,811 shares were sold upon the exercise of such warrants. The exercise period for the warrants issued under the 2001 Plan ended on November 12, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Taipei, Taiwan on December 15, 2004.

TREND MICRO INCORPORATED

By:	/s/ STEVE MING-JANG CHANG
Name: Steve Ming-Jang Chang Title: Representative Director; President, Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the following capacities on December 15, 2004.

Name	Title
/s/ STEVE MING-JANG CHANG Steve Ming-Jang Chang	Representative Director; President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer and Authorized Representative in the United States)

/s/ MAHENDRA NEGI Mahendra Negi	Representative Director, Chief Financial Officer and Executive Vice President (Principal Financial Officer and Principal Accounting Officer)

/s/ EVA YI-FEN CHIANG Eva Yi-Fen Chiang	Director, Chief Technology Officer and Executive Vice President

Edward Tian	Director